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                                                                     EXHIBIT 3.2


                                                     EFFECTIVE FEBRUARY 28, 2003

                                     BYLAWS
                                       OF
                                 PSB GROUP, INC.

                             A MICHIGAN CORPORATION

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                                TABLE OF CONTENTS

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                                                                                                                    PAGE
ARTICLE I - INDEMNIFICATION......................................................................................     1
         1.1      Name...........................................................................................     1
         1.2      Registered Office and Registered Agent.........................................................     1

ARTICLE II - SHAREHOLDERS MEETING................................................................................     1
         2.1      Annual Meeting.................................................................................     1
         2.2      Special Meetings...............................................................................     1
         2.3      Place of Meetings..............................................................................     1
         2.4      Notice of Meeting of Shareholders..............................................................     1
         2.5      Business of Meeting............................................................................     2
         2.6      Adjournments...................................................................................     3
         2.7      Quorum.........................................................................................     3
         2.8      Voting Rights..................................................................................     3
         2.9      Proxies........................................................................................     3
         2.10     Inspection of Elections........................................................................     3
         2.11     Action by Unanimous Written Consent............................................................     4

ARTICLE III - BOARD OF DIRECTORS.................................................................................     4
         3.1      General Powers.................................................................................     4
         3.2      Number and Tenure and Qualification............................................................     4
         3.3      Nomination Procedures for Election of Directors................................................     5
         3.4      Vacancies......................................................................................     6
         3.5      Regular Meetings...............................................................................     6
         3.6      Special Meetings...............................................................................     6
         3.7      Waiver of Notice...............................................................................     6
         3.8      Electronic Participation.......................................................................     6
         3.9      Quorum.........................................................................................     6
         3.10     Director's Compensation........................................................................     7
         3.11     Appointment of Committees......................................................................     7
         3.12     Action by Unanimous Written Consent............................................................     7

ARTICLE IV - OFFICERS............................................................................................     7
         4.1      Election of Officers...........................................................................     7
         4.2      Tenure, Vacancy and Compensation of Officers...................................................     7
         4.3      Chairman of the Board..........................................................................     8
         4.4      President......................................................................................     8
         4.5      Chief Executive Officer........................................................................     8
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
         4.6      Vice-President.................................................................................     8
         4.7      Secretary......................................................................................     8
         4.8      Treasurer......................................................................................     8
         4.9      Other Officers.................................................................................     9

ARTICLE V - CAPITAL STOCK........................................................................................     9
         5.1      Certificates...................................................................................     9
         5.2      Transfer.......................................................................................     9
         5.3      Lost, Destroyed, or Stolen Certificates........................................................     9
         5.4      Registered Shareholder.........................................................................     9
         5.5      Lien for Shareholder Indebtedness..............................................................    10
         5.6      Transfer Agent and Registrar...................................................................    10
         5.7      Nominees.......................................................................................    10
         5.8      Regulations....................................................................................    10

ARTICLE VI - DIVIDENDS AND DISTRIBUTIONS.........................................................................    10
         6.1      Dividends......................................................................................    10

ARTICLE VII - INDEMNIFICATION OF OFFICERS AND DIRECTORS..........................................................    10
         7.1      General........................................................................................    10
         7.2      Purchase of Director and Officer Liability Insurance...........................................    11
         7.3      Provisions for Indemnification Not Exclusive...................................................    11

ARTICLE VIII - EXECUTION OF INSTRUMENTS..........................................................................    11
         8.1      Money Instruments..............................................................................    11
         8.2      Other Instruments..............................................................................    11

ARTICLE IX - CORPORATE SEAL......................................................................................    12
         9.1      Seal...........................................................................................    12

ARTICLE X - FISCAL YEAR..........................................................................................    12
         10.1     Fiscal Year....................................................................................    12

ARTICLE XI - AMENDMENTS..........................................................................................    12
         11.1     Amendments.....................................................................................    12
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                                     BYLAWS
                                       OF
                             PSB GROUP INCORPORATED
                             A MICHIGAN CORPORATION

                                    ARTICLE I

                                 IDENTIFICATION

         1.1 NAME. The name of the corporation (the "Corporation") shall be that name designated in the Corporation's Articles of Incorporation, as the same may from time-to-time be amended.

         1.2 REGISTERED OFFICE AND REGISTERED AGENT. The registered office and the registered agent of the Corporation shall be such place in the State of Michigan and such person as has been most recently designated in the files of the Michigan Department of Consumer and Industry Services, either by the Articles of Incorporation or by a certificate of change of registered office or annual report changing the location of such office or such person.

                                   ARTICLE II

                              SHAREHOLDERS MEETING

         2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held each year after the date of expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         2.2 SPECIAL MEETINGS. A special meeting of the shareholders may be called to be held at such time and place as may be designated by the President of the Corporation, a majority of the Board of Directors, or not less than a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting.

         2.3 PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the Corporation, except as otherwise provided by resolution of the Board of Directors.

         2.4 NOTICE OF MEETING OF SHAREHOLDERS. Notice of the time and place of the annual meeting and the time, place, and purpose of each special meeting, shall be given to each shareholder of record entitled to vote not less than ten (10) nor more than sixty (60) days prior to such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the

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original meeting. However, if after the adjourned meeting the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         2.5      BUSINESS OF MEETING.

         (A) Business to be considered by the shareholders of the Corporation shall be brought before an annual meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice of meeting, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 2.5. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the President of the Corporation and such proposed business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice must be delivered to or mailed to and received by the President at the principal office of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year's annual meeting of shareholders. In no event shall the public or other announcement of an adjournment of an annual meeting of shareholders or the adjournment thereof commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice to the President shall set forth (i) as to any business the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) any material interest in such business of such shareholder and (D) the beneficial owner, if any, on whose behalf the proposal is made, and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought, (A) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner and (B) the class and number of shares of the Corporation's capital stock that are owned beneficially and of record by such shareholder and such beneficial owner.

         (B) At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the notice of meeting required by Section
                  2.4 hereof.

         (C) Notwithstanding anything in these Bylaws to the contrary, only such business shall be brought before or conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Section
                  2.4 and this Section 2.5. The person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not brought before the meeting in accordance with the provisions of Section 2.4 and this Section 2.5 and, if such person should so determine, such person shall so declare to the meeting

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                  and any such business so determined not to be properly before the meeting shall be disregarded.

         2.6 ADJOURNMENTS. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         2.7 QUORUM. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum.

         2.8 VOTING RIGHTS. Except as otherwise required by law, if an action other than the election of Directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action. Directors shall be elected by a plurality of the votes cast at an election. Except as otherwise provided by law, each outstanding share of stock is entitled to one (1) vote on each matter submitted to a vote.

         2.9 PROXIES. A vote which may be cast in person or by proxy at any meeting of the shareholders. No share may be voted by proxy at any meeting unless a written instrument appointing a proxy, subscribed by the person making the appointment, is placed on file with the Secretary of the Corporation for verification prior to or on the date the meeting for which such proxy is given.
Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.

         2.10 INSPECTION OF ELECTIONS. The Board of Directors, in advance at a shareholders meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. Inspectors of election shall hold and conduct the election at which they are appointed to serve, and after the election they shall file with the Secretary a certificate under their hands, certifying the results thereof and the name of the directors elected. If inspectors are not appointed, the person presiding at a shareholders meeting may, and on a request of a shareholder entitled to vote shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filed by an appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.

         The inspectors shall determine: the number of shares outstanding, the shares represented at the meeting, the existence of a quorum, and the validity and effect of a proxy, and shall: receive

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votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote; count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspector(s) shall make an executed written report to the person presiding at the meeting of any of the facts found by them and any matter determined by them. The report shall be prima facie evidence of the facts stated and the vote as certified by the inspectors.

         2.11 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action, all the shareholders entitled to vote consent in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         3.2      NUMBER AND TENURE AND QUALIFICATION.

         (A) The number of Directors of the Corporation shall be not less than five (5) nor more than twenty-five (25) with the exact number of directors to be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors then in office.

         (B) The Board of Directors of the Corporation shall be divided into three classes, the classes to be as nearly equal in number as possible. The term of office of directors in the first class shall expire at the annual meeting of shareholders in 2004, the term of office of the second class shall expire at the annual meeting of shareholders in 2005, and the term of office of the third class shall expire at the annual meeting of shareholders in 2006. At the annual meeting commencing in 2004 and thereafter, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting.

         (C) No person shall be eligible for election or appointment to the Board of Directors after he or she has attained the age of seventy (70) years. A director shall be deemed to have retired on the date of the annual meeting following the date on which he or she reaches the age of seventy (70) years.

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         3.3      NOMINATION PROCEDURES FOR ELECTION OF DIRECTORS.

         (A) Nominations of persons for election to the Board of Directors shall be brought before an annual meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice of the meeting, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 3.3. Nominations by the Board of Directors to fill any vacancy, or for election to the Board for which proxies will be solicited by the Board, shall be made by the Board. In order to facilitate the Board's review, recommendations to the Board of Directors by any shareholder for the nomination for election as director of any one or more persons for which written proxy solicitation by the Board of Directors is sought shall be made in writing and be delivered or mailed to the President of the Corporation not later than the close of business on January 1 of the year in which the nomination is proposed. For nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the President of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to and received by the President at the principal office of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of shareholders. In no event shall the public or other announcement of an adjournment of an annual meeting of shareholders or the adjournment thereof commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice to the President shall contain a representation that: (i) the shareholder is, and will be on the record date, a beneficial owner or a holder of record of stock of the Corporation entitled to vote at such meeting; (ii) the shareholder has, and will have on the record date, full voting power with respect to such shares; and (iii) the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Additionally, each such notice shall include: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
                  (c) the number and kinds of securities of the Corporation held beneficially or of record by each proposed nominee; (d) such other information regarding each proposed nominee as may be requested by the Board of Directors; and (e) the consent of each proposed nominee to serve as a director if so elected.
                  Any such notice of shareholder's intent, and any nomination based thereon, which is not fully in compliance with the requirements of this Section 3.3, or which contains any information which is false or misleading, shall be void and of no effect.

         (B) Notwithstanding anything in the Bylaws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as Directors. The person presiding over the meeting shall, if the

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                  facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 3.3 and, if such person should so determine, such person shall so declare to the meeting and any such defective nomination shall be disregarded.

         3.4 VACANCIES. The Board of Directors shall have the power to fill any vacancy which may occur on the Board. Any increase or decrease in the number of directors shall be apportioned as among each class so as to maintain the number of directors in each class as nearly equal as possible. Any director of any class appointed to fill any vacancy in a class shall hold office for a term which shall coincide with the remaining term of that class.

         3.5 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the Board shall be required.

         3.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called on at least one (1) day's notice by the Chairman, if any, the President or any two of the Directors in office at the time of the call, whenever in his or her judgment it may be necessary, by giving reasonable notice, either personally or by mail, telegram, or telecopier, of the time and place of such meeting. A notice that is mailed shall be deemed to be given when deposited in the United States mail with postage fully prepaid, addressed to such director as his or her address appears on the records of the Corporation.
Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided. A telecopied notice shall be deemed to be given when it is transmitted by telecopier to the director's home or place of business.

         3.7 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, cablegram, or telecopier, either before or after such meeting has been held.

         A director's attendance at or participation in a Board meeting constitutes a waiver of notice of the meeting, unless at the beginning of the meeting (or upon the director's arrival) the director objects to the meeting or transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.8 ELECTRONIC PARTICIPATION. A member of the Board or a committee designated by the Board may participate in a meeting by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Paragraph constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the directors in office or of the members of a committee of the Board shall constitute a quorum for the transaction of business, unless the Board resolution establishing the committee provides for a larger or smaller number. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the directors present may

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adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The acts of a majority of the directors or committee members present at any meeting at which a quorum is present shall be the acts of the Board or of the committee, unless the vote of a larger number is required by the Board resolution establishing the committee.

         3.10 DIRECTOR'S COMPENSATION. The directors shall receive such compensation and reimbursement of expenses as shall be authorized by the Board from time to time.

         3.11 APPOINTMENT OF COMMITTEES. The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

         3.12 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken under authorization voted at a meeting of the Board or a committee of the Board, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

                                   ARTICLE IV

                                    OFFICERS

         4.1 ELECTION OF OFFICERS. The Board of Directors, in its organizational meeting immediately following the annual election of directors, shall elect a Chairman of the Board, a President, and one or more
Vice-Presidents. The Board may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation.

         4.2 TENURE, VACANCY AND COMPENSATION OF OFFICERS. The term of office of all officers shall be one (1) year or until their respective successors are elected or appointed, but any officer may be removed from office by the affirmative vote of a majority of the directors at their pleasure. The
Board of Directors shall have the power to fill a vacancy in any office occurring for whatever reason. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his or her place during periods of absence or disability, the Board of Directors may, from time to time, delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may elect or appoint. The compensation of the officers and employees of the Corporation shall be such as may be determined from time to time by the Board of Directors. An officer may resign by written notice

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to the Corporation. Resignation is effective upon its receipt by the Corporation or a subsequent time specified in the notice of resignation acceptable to the Board of Directors.

         4.3 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman shall perform such other duties as the Board of Directors shall prescribe. He or she shall serve as ex-officio member of all standing committees.

         4.4 PRESIDENT. The President shall preside at all meetings of the shareholders and directors in the absence of the Chairman of the Board. He or she shall be an ex-officio member of all standing committees.

         4.5 CHIEF EXECUTIVE OFFICER. At the organizational meeting of each newly elected Board of Directors, the Board shall designate the Chairman of the Board or the President as Chief Executive Officer of the Corporation, provided, however, that if a motion is not made and carried to change a designation, the designation shall be the same as the designation for the preceding year;
provided, further, that the designation of the Chief Executive Officer may be changed at any meeting of the Board of Directors. The Chief Executive Officer shall be a full-time employee of the Corporation and shall have general and active management of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute all authorized conveyances, contracts, and other obligations in the name of the Corporation, except where the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.

         4.6 VICE-PRESIDENT. The Board of Directors may elect or appoint one or more Vice Presidents. The Board may designate one or more Vice-Presidents as Executive or Senior Vice- Presidents. In the absence or disability of the Chief Executive Officer, the President (if the President has not been designated as the Chief Executive Officer) or the Vice-Presidents in the order designated by the Board of Directors, at its organizational meeting, or lacking such designation, then as previously designated by the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties as the Board of Directors shall prescribe.

         4.7 SECRETARY. The Secretary shall be the principal recording officer of the Corporation and shall have the custody and charge of its corporate seal and records and be responsible for their safekeeping and proper use. He or she shall be charged with the responsibility for the safe custody of all money, notes, and other assets belonging to or in the custody of the Corporation and, in addition, shall exercise such other powers and perform such other duties as may be properly delegated to him/her.

         4.8 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the Chief Executive Officer, he or she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He or she shall deposit all moneys, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the

                                       8

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Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Chairman and the directors at regular meetings of the Board and whenever requested by them and to the Chief Executive Officer, an account of all his or her transactions as Treasurer. He or she shall in general perform all duties incident to the office of Treasurer, and shall have such additional powers and duties as may be assigned to him or her by the Board of Directors.

         4.9      OTHER OFFICERS. The Board of Directors may appoint one or more
Assistant Vice Presidents and Assistant Secretary's and such other officers and attorney in fact as from time to time may appear to the Board of Directors to be required or desirable to transact and exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Board or the Chief Executive Officer.

                                    ARTICLE V

                                  CAPITAL STOCK

         5.1 CERTIFICATES. Every shareholder of this Corporation shall be entitled to a certificate of his or her shares signed in accordance with the direction of the Board of Directors certifying the number and class of shares, and designation of the series, if any, represented by such certificate; provided that where such certificate is signed by a transfer agent acting on behalf of the Corporation, and by a registrar, the signature of any such officer may be facsimile.

         5.2 TRANSFER. Except as otherwise provided by a written agreement between the Corporation and a shareholder, shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificates therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

         5.3 LOST, DESTROYED, OR STOLEN CERTIFICATES. Where the owner claims that his or her certificate for shares has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

         5.4 REGISTERED SHAREHOLDER. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner of it for purposes of dividends and other distributions or for any recapitalization, merger, reorganization, sale of assets, or liquidation and for the purpose of votes, approvals, and consents by shareholders, and for the purpose of notices to shareholders and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by the laws of the State of Michigan or
Section 5.7.

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         5.5      LIEN FOR SHAREHOLDER INDEBTEDNESS. The Corporation shall have a lien upon the capital stock of any holder thereof who is indebted to the
Corporation or any of its affiliates in any way and shall have the right to not accept any transfer of capital stock by the holder thereof which will impair the security of its lien for the balance of the indebtedness then owing by such holder to the Corporation.

         5.6 TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and a registrar of transfer, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers.

         5.7 NOMINEES. The Board of Directors may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The procedure established may determine the extent of this recognition. The procedure may set forth any of the following:

         (A)      The types of nominees to which it applies.

         (B) The rights or privileges that the Corporation recognizes in a beneficial owner.

         (C)      The manner in which the procedures is selected by the nominee.

         (D) The information that must be provided when the procedure is selected.

         (E)      The period for which selection of the procedure is effective.

         (F)      Other aspects of the rights and duties created.

         5.8 REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares of the Corporation.

                                   ARTICLE VI

                           DIVIDENDS AND DISTRIBUTIONS

         6.1 DIVIDENDS. The Board of Directors may authorize and the Corporation may pay dividends or make other distributions, except when the distribution would be contrary to the laws of the State of Michigan or any restriction contained in the Articles of Incorporation.

                                   ARTICLE VII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         7.1 GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,

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whether civil, criminal, administrative, or investigative including without limitation any proceeding in the right of the Corporation, by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, penalties, fines and amounts paid in settlement as are actually and reasonably incurred by him/her in connection with such action, suit or proceeding to the maximum extent permitted by the laws of the State of Michigan and consistent with the provisions of the Michigan Business Corporation Act, as the same now exists or may hereafter be amended (the "Act").

         7.2      PURCHASE OF DIRECTOR AND OFFICER LIABILITY INSURANCE. The
Corporation may purchase and maintain insurance or create and maintain a trust fund or other form of funded arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another depository institution, domestic or foreign corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify the person against the liability under these Bylaws or the Act.

         7.3 PROVISIONS FOR INDEMNIFICATION NOT EXCLUSIVE. The foregoing provisions for indemnification of advancement of expenses shall not be exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled by contract or otherwise by law, and the foregoing rights of indemnification shall inure to the benefit of the heirs and personal representatives of such persons.

                                  ARTICLE VIII

                            EXECUTION OF INSTRUMENTS

         8.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation, and shall be countersigned by such officers or agents and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         8.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairman, if any, or President may execute the same in the name and on behalf of the Corporation, or any Vice President, Treasurer, Assistant
Treasurer, Secretary, or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

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                                   ARTICLE IX

                                 CORPORATE SEAL

         9.1      SEAL. The Board of Directors may adopt a corporate seal.

                                    ARTICLE X

                                   FISCAL YEAR

         10.1 FISCAL YEAR. The fiscal year of the Corporation shall end on such date as the Board of Directors shall specify.

                                   ARTICLE XI

                                   AMENDMENTS

         11.1 AMENDMENTS. These Bylaws may be added to, altered, amended, repealed or new Bylaws may be adopted:

         (A) By the affirmative vote of a majority of the shares entitled to vote at any meeting of the shareholders, provided that the proposed addition, alteration, amendment, or repeal is contained in the notice of such meeting; or

         (B) By the affirmative vote of not less than a majority of the members of the Board of Directors then in office, provided notice of the proposed addition, alteration, amendment or repeal is contained in the notice of such meeting.

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